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                                                                   EXHIBIT 23(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 (File No. ________) of our report dated February 6, 1998, on our audits of the consolidated financial statements on Franklin Bancorporation and Subsidiaries. We also consent to the references to our firm under the caption "Experts."


                                    /s/ Coopers & Lybrand L.L.P.
                                    ---------------------------------------
                                    Coopers & Lybrand L.L.P.

Washington, D.C.
May 14, 1998